EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this registration statement of Ohio Valley Banc Corp. on Form S-3 of our report dated March 12, 2009, on the consolidated financial statements and effectiveness of internal control over financial reporting of Ohio Valley Banc Corp. appearing in the 2008 Form 10-K of Ohio Valley Banc Corp. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Columbus, Ohio
October 29, 2009